Prospectus Supplement No. 7	Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated November 17, 2020)	Registration No. 333-249949

17,715,000 Shares of Common Stock

Up to 102,359,084 Shares of Common Stock by the Selling Stockholders

465,000 Warrants by the Selling Stockholders

This prospectus supplement updates and supplements the prospectus dated November 17, 2020 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-249949). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in (i) our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2021 and (ii) our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2021 (together, the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

The Prospectus relates to the offer and sale of (a) up to 17,715,000 shares of our Common Stock, upon the exercise of warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (“Warrants”) and (b) the resale from time to time of (i) up to 102,359,084 shares of Common Stock, consisting of 87,894,084 shares of Common Stock, 465,000 shares of Common Stock issuable upon the exercise of Warrants and up to 14,000,000 shares of Common Stock to be issued if certain threshold price conditions are met and (ii) 465,000 Warrants by the selling security holders named in the Prospectus.

This prospectus supplement should be read in conjunction with the Prospectus. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our Common Stock and Warrants involves risks that are described in the “Risk Factors” section beginning on page 6 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus before you decide whether to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 15, 2021.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

PAYA HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39627	85-2199433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Perimeter Center North Atlanta, GA	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 261-0240

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PAYA	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	PAYAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other information.

On September 13, 2021, Paya Holdings Inc. (the “Company”) issued a press release announcing the results of the Company’s previously announced offer to each holder of the Company’s outstanding warrants to receive 0.260 shares of common stock, par value $0.001 per share, in exchange for each outstanding warrant tendered by the holder and exchanged pursuant to the offer and the Company’s accompanying consent solicitation. The Company also announced that the Registration Statement on Form S-4, originally filed by the Company with the Securities and Exchange Commission on August 13, 2021, as amended, was declared effective on September 9, 2021.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company, dated September 13, 2021, announcing results of the Exchange Offer and Consent Solicitation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2021	PAYA HOLDINGS INC.

	By:	/s/ Glenn Renzulli
		Name:	Glenn Renzulli
		Title:	Chief Financial Officer

2

Exhibit 99.1

Paya Holdings Inc. Announces Expiration and Results of Exchange Offer

and Consent Solicitation Relating to its Warrants

ATLANTA, GA, September 13, 2021 –– Paya Holdings Inc. (NASDAQ: PAYA) (“Paya” or the “Company”) announced today the expiration and results of its previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants to purchase shares of common stock, par value $0.001 per share, of the Company. The Exchange Offer and Consent Solicitation expired at 11:59 p.m., Eastern Daylight Time, on September 10, 2021.

Paya has been advised that 17,380,396 public warrants (including 209,726 public warrants tendered through guaranteed delivery), or approximately 98.4% of the outstanding public warrants, and 50,000 private warrants, representing all outstanding private warrants, were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer and Consent Solicitation. Paya expects to accept all validly tendered warrants for exchange and settlement on or before September 15, 2021.

In addition, pursuant to the Consent Solicitation, the Company received the approval of approximately 98.4% of the outstanding public warrants to the amendment to the warrant agreement governing the warrants (the “Warrant Amendment”), which exceeds the 65% of the outstanding public warrants required to effect the Warrant Amendment. Paya expects to execute the Warrant Amendment concurrently with the settlement of the Exchange Offer, and thereafter, expects to exercise its right in accordance with the terms of the Warrant Amendment, to exchange all remaining untendered warrants for shares of the Company’s common stock, following which, no public or private warrants will remain outstanding.

The Company also announced that its Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) registering the Company’s common stock issuable in the Exchange Offer was declared effective by the SEC on September 9, 2021.

Evercore Group L.L.C. was the Dealer Manager for the Exchange Offer and Consent Solicitation.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein and is also not a solicitation of the related consents. The Exchange Offer and Consent Solicitation were made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal.

About Paya Holdings Inc.

Paya (NASDAQ: PAYA) is a leading provider of integrated payment and frictionless commerce solutions that help customers accept and make payments, expedite receipt of money, and increase operating efficiencies. The company processes over $40 billion of annual payment volume across credit/debit card, ACH, and check, making it a top 20 provider of payment processing in the US. Paya serves more than 100,000 customers through over 2,000 key distribution partners focused on targeted, high growth verticals such as healthcare, education, non-profit, government, utilities, and other B2B end markets. The business has built its foundation on offering robust integrations into front-end CRM and back-end accounting systems to enhance customer experience and workflow. Paya is headquartered in Atlanta, GA, with offices in Reston, VA, Fort Walton Beach, FL, Dayton, OH, Mt. Vernon, OH, Dallas, TX and Tempe, AZ.

Forward-Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this press release may include, for example, the settlement and issuance of common stock in the Exchange Offer, the entry into the Warrant Amendment and the subsequent exercise of the Company’s right to exchange the remaining untendered warrants.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on such statements as we cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: our ability to successfully complete the Exchange Offer and Consent Solicitation; our ability to complete the exchange the remaining untendered warrants; exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread ; competition; the ability of our business to grow and manage growth profitably; changes in applicable laws or regulations; changes in the payment processing market in which Paya competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that Paya targets; risks relating to Paya’s relationships within the payment ecosystem; risk that Paya may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to Paya; the risk that Paya may not be able to develop and maintain effective internal controls and other risks and uncertainties; and other risks and uncertainties discussed in our filings with the SEC.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Matt Humphries, CFA

Head of Investor Relations

matt.humphries@paya.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

PAYA HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39627	85-2199433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Perimeter Center North Atlanta, GA	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 261-0240

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PAYA	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	PAYAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2021, Paya Holdings Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of November 15, 2018 (the “Warrant Agreement”), by and between FinTech Acquisition Corp. III and the Warrant Agent.

The Warrant Amendment amends the Warrant Agreement to provide the Company with the right to mandatorily exchange the Company’s remaining outstanding warrants (the “Warrants”) for shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exchange ratio of 0.234 shares of Common Stock for each Warrant. The Company has the right to require the exchange of not less than all of the Warrants at any time while such Warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding Warrants at least fifteen days prior to the date of exchange fixed by the Company.

The Company will exercise its right to exchange all remaining outstanding Warrants for shares of Common Stock in accordance with the terms of the Warrant Amendment, and has fixed September 30, 2021 as the exchange date.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, including in the final Prospectus/Offer to Exchange filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2021, in connection with the Company’s offer to each holder of the Company’s outstanding Warrants to receive 0.260 shares of common stock, par value $0.001 per share, in exchange for each outstanding Warrant tendered by the holder and exchanged pursuant to the offer (the “Exchange Offer”), the Company solicited consents (the “Consent Solicitation”) from holders of its outstanding public Warrants to approve the Warrant Amendment.

The Exchange Offer and Consent Solicitation expired at 11:59 p.m. Eastern Daylight Time on September 10, 2021. A total of 17,378,489 public warrants, or approximately 98.4% of the 17,664,945 outstanding public warrants, were properly tendered and not withdrawn in the Exchange Offer, and therefore consented to the Warrant Amendment. Because consents were received from holders of more than 65% of the Company’s public warrants, the Warrant Amendment was approved.

Item 8.01 Other Events.

On September 15, 2021, the Company issued a press release announcing the closing of Exchange Offer and Consent Solicitation and the entry into the Warrant Amendment. At closing, the Company issued 4,531,391 shares of Common Stock in exchange for the Warrants tendered in the Exchange Offer.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Warrant Agreement, dated September 15, 2021, by and between the Company and Continental Stock Transfer & Trust Company.
99.1	Press release, dated September 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2021	PAYA HOLDINGS INC.

	By:	/s/ Glenn Renzulli
		Name:	Glenn Renzulli
		Title:	Chief Financial Officer

2

Exhibit 10.1

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment (this “Amendment”) is made as of September 15, 2021, by and between Paya Holdings Inc., a Delaware corporation (f/k/a FinTech Acquisition Corp. III Parent Corp.) (the “Company”), and Continental Stock Transfer & Trust Company, a New York Corporation, as warrant agent (the “Warrant Agent”), and constitutes an amendment to that certain Warrant Agreement, dated as of November 15, 2018 (the “Existing Warrant Agreement”), between FinTech Acquisition Corp. III (“Fintech”) and the Warrant Agent. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, on October 16, 2020, the Company completed its business combination with Fintech (the “FinTech Business Combination”), and in connection therewith the Company was renamed Paya Holdings Inc.;

WHEREAS, in accordance with Section 4.4 of the Existing Warrant Agreement, upon effectiveness of the FinTech Business Combination, the holders of the Warrants thereafter had the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of shares of the common stock of FinTech immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, an Alternative Issuance (as defined in the Existing Warrant Agreement) in shares of common stock, par value $0.001, per share, of the Company (the “Common Stock”);

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of the Registered Holders of 65% of the number of the then outstanding Public Warrants;

WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to require the holders of the Warrants to exchange all of the outstanding Warrants for shares of Common Stock, on the terms and subject to the conditions set forth herein; and

WHEREAS, in the exchange offer and consent solicitation undertaken by the Company pursuant to the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission, the Registered Holders of more than 65% of the then outstanding Public Warrants consented to and approved this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

1.      Amendment of Existing Warrant Agreement. The Existing Warrant Agreement is hereby amended by adding:

(a)     the new Section 6A thereto:

“6A Mandatory Exchange.

6A.1 Company Election to Exchange. Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Warrants may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the then outstanding Warrants, as described in Section 6A.2 below, for Common Stock (or any Alternative Issuance pursuant to Section 4.4), at the exchange rate of 0.234 shares of Common Stock (or any Alternative Issuance pursuant to Section 4.4) for each Warrant held by the holder thereof (the “Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock). In lieu of issuing fractional shares, any holder of Warrants who would otherwise have been entitled to receive fractional shares as Consideration will, after aggregating all such fractional shares of such holder, be paid in cash (without interest) in an amount equal to such fractional part of a share multiplied by $10.93.

6A.2 Date Fixed for, and Notice of, Exchange. In the event that the Company elects to exchange all of the Warrants, the Company shall fix a date for the exchange (the “Exchange Date”). Notice of exchange shall be mailed by first class mail, postage prepaid, by the Company not less than fifteen (15) days prior to the Exchange Date to the Registered Holders at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. The Company will make a public announcement of its election following the mailing of such notice.

6A.3 Exercise After Notice of Exchange. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement) at any time after notice of exchange shall have been given by the Company pursuant to Section 6A.2 hereof and prior to the Exchange Date. On and after the Exchange Date, the Registered Holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Consideration.”

2.      Miscellaneous Provisions.

2.1    Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.2    Applicable Law. The validity, interpretation, and performance of this Amendment and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.3    Counterparts. This Amendment may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

2.4    Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5    Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

PAYA HOLDINGS INC.

By:	/s/ Glenn Renzulli
Name: Glenn Renzulli
Title: Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Erika Young
Name: Erika Young
Title: Vice President

Exhibit 99.1

Paya Holdings Inc. Announces Completion of Exchange Offer and Consent Solicitation

and Notice to Exercise Right to Exchange Remaining Outstanding Warrants

ATLANTA, GA, September 15, 2021 — Paya Holdings Inc. (NASDAQ: PAYA) (“Paya” or the “Company”) today announced the completion of its previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants (the “warrants”) to purchase shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Company also entered into the related amendment to the warrant agreement governing the warrants (the “Warrant Amendment”).

The Company also announced that it will exercise its right, in accordance with the terms of the Warrant Amendment, to exchange all remaining untendered warrants at an exchange ratio of 0.234 shares of Common Stock for each warrant. The Company has fixed the date for such exchange as September 30, 2021. Following such exchange, no public or private warrants will remain outstanding.

The Company engaged Evercore Group L.L.C. as the Dealer Manager for the Exchange Offer and Consent Solicitation.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein, and is also not a solicitation of the related consents. The Exchange Offer and Consent Solicitation were made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal.

About Paya Holdings Inc.

Paya (NASDAQ: PAYA) is a leading provider of integrated payment and frictionless commerce solutions that help customers accept and make payments, expedite receipt of money, and increase operating efficiencies. The company processes over $40 billion of annual payment volume across credit/debit card, ACH, and check, making it a top 20 provider of payment processing in the US. Paya serves more than 100,000 customers through over 2,000 key distribution partners focused on targeted, high growth verticals such as healthcare, education, non-profit, government, utilities, and other B2B end markets. The business has built its foundation on offering robust integrations into front-end CRM and back-end accounting systems to enhance customer experience and workflow. Paya is headquartered in Atlanta, GA, with offices in Reston, VA, Fort Walton Beach, FL, Dayton, OH, Mt. Vernon, OH, Dallas, TX and Tempe, AZ.

Forward-Looking Statements

Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this press release may include, for example, the completion of the exchange of the remaining warrants pursuant to the Warrant Amendment.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on such statements as we cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: our ability to successfully exchange the remaining warrants pursuant to the Warrant Amendment; exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread (which impacts are highly uncertain and cannot be reasonably estimated or predicted at this time); competition; the ability of our business to grow and manage growth profitably; changes in applicable laws or regulations; changes in the payment processing market in which Paya competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that Paya targets; risks relating to Paya’s relationships within the payment ecosystem; risk that Paya may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to Paya; the risk that Paya may not be able to develop and maintain effective internal controls and other risks and uncertainties; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Matt Humphries, CFA

Head of Investor Relations

matt.humphries@paya.com